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                                                                EXHIBIT 1A(6)(b)


                          AMENDED AND RESTATED BY-LAWS

                     PEOPLES BENEFIT LIFE INSURANCE COMPANY


                                    ARTICLE I

        OFFICES: The principal office of the corporation shall be at 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

        The Corporation may also maintain offices at such other places as the Board of Directors may from time to time designate.


                                   ARTICLE II

        SECTION 1. ANNUAL MEETING: The annual meeting of stockholders of the Corporation shall be held at the office of the Corporation in Cedar Rapids, Iowa on the first Thursday in May in each year or on such other date and at such other place as the Board of Directors shall from time to time designate.

        SECTION 2. SPECIAL MEETINGS: Special meetings of the stockholders for any purpose or purposes other than those regulated by statute otherwise, may be called by the President upon written notice to be given not less than ten days nor more than thirty days before said special meeting is to be held. Special meetings shall also be called by the President or Secretary at the request, in writing, of stockholders owning at least one-third of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

        SECTION 3. QUORUM: At any meeting of the stockholders, the holders of a majority of the shares of the capital stock of the corporation, issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes.

        If the holders of the required stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place of the meeting, the Chairman of the meeting or a majority in interest of the stockholders, present in person or by proxy, may adjourn the meeting from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally convened.

        SECTION 4. ORGANIZATION: The President shall convene meetings of the stockholders.



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        SECTION 5. VOTING: At each meeting of the stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such stockholders or by his duly authorized attorney-in-fact and delivered to the inspectors of election at the meeting and he shall have one vote for each share of stock registered and standing in his name on the books of the corporation thirty days prior to such meeting and entitled to vote. Upon the demand of any stockholder, the vote upon any question before the meeting shall be by ballot.

        SECTION 6. ACTION WITHOUT A MEETING: Except as otherwise provided in the Certificate of Incorporation or by law, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, prior notice or a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares entitled to vote thereon.

                                   ARTICLE III

        SECTION 1. BOARD OF DIRECTORS: The business and the property of the Corporation shall be managed and controlled by a Board of not less than seven
(7) or more than twenty-one (21) Directors. The Directors shall be elected by ballot, by plurality vote of the stockholders, to serve for the term of one year and until their successors shall be elected and qualify, except as hereinafter otherwise provided for filling vacancies.

        SECTION 2. VACANCIES: In case of any vacancy in the Board of Directors through death, resignation, disqualification or other cause, the remaining directors, by an affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term, and until the election of his successor.

        SECTION 3. PLACE OF MEETING: The directors may hold their meetings at the principal office of the Company or at such other places as from time to time they may designate.

        SECTION 4. REGULAR MEETINGS: Regular meetings of the Board of Directors shall be held at such times and locations as the Board of Directors may designate. The Secretary shall serve by mail a written notice of each regular meeting addressed to the members of the Board of Directors not less than five days before the date set for such meeting, unless the Board of Directors by resolution shall otherwise direct.

        SECTION 5. SPECIAL MEETINGS: Special meetings of the Board of Directors shall be held whenever called by direction of its Chairman or the President, or by at least three of the directors for the time being in office.

        SECTION 6. NOTICE OF SPECIAL MEETINGS: The secretary shall give notice of the time and place of holding each meeting by mailing such notice at least two days before the






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meeting or by telegraphing the same at least one day before the meeting to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. At any meeting at which every director shall be present, even though without notice, any business may be transacted.

        SECTION 7. QUORUM: A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

        SECTION 8. ORDER OF BUSINESS: At meetings of the Board of Directors business shall be transacted in such order as from time to time the Board may determine.

        At all meetings of the Board of Directors, the Chairman of the Board of Directors, or, in his absence, the President, or in the absence of both of these officers, a member of the Board to be selected by the members present, shall preside. The Secretary of the corporation shall act as Secretary at all meetings of the Board, and in case of his absence the Chairman of the meeting may designate any person to act as Secretary.

        SECTION 9. ACTION WITHOUT A MEETING: Except as otherwise provided in the Certificate of Incorporation or by law, any action required or permitted to be taken at any regular or special meeting of the Board of Directors may be taken without a meeting, prior notice or a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board of Directors.



                                   ARTICLE IV

        EXECUTIVE COMMITTEE: The Board of Directors, by resolution adopted by a majority of the whole Board, may designate three directors to constitute an Executive Committee of the Board of Directors, which committee shall have and may exercise all the powers of the Board of Directors. The Secretary or Assistant Secretary of the Corporation shall keep and record minutes of the proceedings and actions of said committee and report the same regularly to the Board of Directors at its meetings and incorporate such minutes in the minute book of the corporation.



                                    ARTICLE V

        SECTION 1. EXECUTIVE OFFICERS: The executive officers of the corporation shall be a Chairman of the Board of Directors, a President, a Vice President, a Treasurer, and a Secretary. Additional executive officers may be one or more Senior Vice Presidents, one or





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more Executive Vice Presidents, additional Vice Presidents, Assistant
Treasurers, Assistant Secretaries, and Actuaries, Assistant Actuaries, and Associate Actuaries.

        The Board of Directors, immediately following each annual meeting of the stockholders, shall elect a Chairman of the Board of Directors, a President, a Vice President, and Treasurer and a Secretary. The Board of Directors also may elect one or more Senior Vice Presidents, one or more Executive Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as the Board of Directors may deem necessary or desirable and who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. The Secretary and Treasurer may be the same person, and a Vice President also may hold the office of Secretary or Treasurer or Assistant Secretary or Assistant Treasurer. In its discretion the Board of Directors, by vote of a majority thereof, may leave unfilled for any period it may fix by resolution, any office except that of President, Treasurer, and Secretary. Wherever the word Vice President appears in these By-Laws, when appropriate it may also refer to Senior Vice Presidents or Executive Vice Presidents.

        Except where otherwise expressly provided in a contract duly authorized by the Board of Directors, all officers and agents shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. All officers, agents and employees, other than officers elected or appointed by the Board of Directors, shall hold office at the discretion of the committee or of the officer appointing them.

        SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors.

        SECTION 3. PRESIDENT: The President shall convene all meetings of the stockholders, and, in the absence of the Chairman of the Board of Directors, shall preside at all meetings of the Directors. He shall have power to sign certificates of stock, to sign and execute all contracts and instruments of conveyance in the name of the corporation, to sign checks, drafts, notes and orders for the payment of money, and to appoint and discharge agents and employees, all subject to the control and approval of the Board of Directors, and shall perform all the duties usually incident to the office of President.

        SECTION 4. VICE PRESIDENTS: Each Vice President shall have such powers and perform such duties as may be prescribed by the Board of Directors. In the absence of disability of the President, the Senior Vice President having seniority as such may perform the duties and exercise the powers of the President.

        SECTION 5. TREASURER: The Treasurer shall have custody of all funds and securities of the corporation which may come into his hands; when necessary or proper he shall endorse on behalf of the corporation for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depository as the Board




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of Directors may designate. Whenever required by the Board of Directors he shall render a statement of his cash account; he shall enter regularly in the books of the corporation, to be kept by him for that purpose, a full and accurate account for all the moneys received and paid by him on account of the corporation; he shall at all reasonable times exhibit his books and accounts to any Director of the Corporation upon application at the office of the Corporation during business hours; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

        SECTION 6. SECRETARY: The Secretary shall keep the minutes of all meetings of the Board of Directors, and record the minutes of all meetings of the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices.

        He shall have charge of the stock certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall, at all times, be opened to the examination of any director, upon application at the office of the corporation during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors. He shall submit such reports to the Board of Directors as may be requested.

        SECTION 7. ASSISTANT SECRETARIES: The Board of Directors may appoint one or more assistant secretaries who shall have such powers and perform such duties as they may delegate to them.

        SECTION 7-A. ASSISTANT TREASURERS: The Board of Directors may appoint one or more assistant treasurers, who shall have such powers and perform such duties as the Board of Directors may prescribe.

        SECTION 8. GENERAL COUNSEL: The corporation at all times shall have a general counsel, who shall be appointed by resolution of the Board of Directors, and who shall have general control of all matters of legal importance concerning the Corporation.

        SECTION 9. ACTUARIES: The Board of Directors may appoint one or more Actuaries, Associate Actuaries, and Assistant Actuaries who shall have such powers and perform such duties as the Board of Directors may prescribe.


                                   ARTICLE VI

        SECTION 1. CERTIFICATE OF SHARES: The certificates for shares of capital stock of the corporation shall be in such form, not inconsistent with the certificates of incorporation, as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by





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the President, or a Vice President, and also by the Secretary or an Assistant
Secretary, or the Treasurer or an Assistant Treasurer.

        All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the corporation's books.

        No certificate shall be valid unless it is signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and bear the corporate seal of the company.

        All certificates surrendered to the corporation shall be canceled, and no new certificate shall be issued until the former certificate for the same number of shares of the same class shall have been surrendered and canceled except in the case of a lost certificate.

        The corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Iowa.

        SECTION 2. TRANSFER OF SHARES: Shares of the capital stock of the corporation shall be transferable by the holder thereof in person, or by his duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares properly endorsed.

        SECTION 3. CORPORATE SEAL: The corporate seal shall have inscribed thereon the name of the corporation, the word "Seal", and "Iowa". The seal shall be in the charge of the Secretary.


                                   ARTICLE VII

        FISCAL YEAR: The fiscal year of the corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.


                                  ARTICLE VIII

        SECTION 1. VOTING UPON STOCKS: Unless otherwise ordered by the Board of Directors, the President, the Secretary and the Treasurer, or any of them, shall have full power and authority in behalf of the corporation to attend, to vote and to grant proxies to be used at any meetings of stockholders of any corporation in which the corporation may hold stock. The Board




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of Directors, by resolution from time to time may confer like powers upon any other person or persons.

        SECTION 2. NEGOTIABLE INSTRUMENTS: All checks, drafts, notes and other types of negotiable instruments of this corporation may be signed by the President, Treasurer, Secretary, or any person authorized to do so by resolution of the Board of Directors



                                   ARTICLE IX

                                 INDEMNIFICATION

        The officers, directors, employees and agents of the Corporation shall have such rights to indemnification as are provided in Article VII of the Articles of Redomestication and Reincorporation of the Corporation.



                                    ARTICLE X

                                    AMENDMENT

        These By-Laws may be amended by a majority vote of the Board of Directors at any meeting thereof, or by a majority vote of the Shareholders at any regularly called meeting thereof.

                                   ARTICLE XI

                                     WAIVERS

        Whenever any notice is required to be given by any of these By-Laws, such notice may be waived in writing by all of the persons entitled to such notice, anything to the contrary herein notwithstanding.









 Adopted December 31, 1999
 Bylaws-PBLIC-Amended





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